================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        Point West Capital Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                         POINT WEST CAPITAL CORPORATION
                       1700 MONTGOMERY STREET, SUITE 250
                        SAN FRANCISCO, CALIFORNIA 94111


                            ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                  MAY 11, 1998
                            ----------------------



To the Stockholders of Point West Capital Corporation (the "Company" or "Point West"):

     You are cordially invited to attend the annual meeting of stockholders of the Company (the "Meeting") to be held at 8:00 a.m. on May 11, 1998 at Business Wire, 44 Montgomery Street, 39th Floor, San Francisco, California 94104 to (i) elect one director to serve until 2001 and until his successor is elected, (ii) to act on a proposal to amend and restate the Company's 1995 Stock Option Plan (the "Option Plan") and (iii) to transact such other business as may properly come before the Meeting.

     All stockholders are urged to attend the Meeting or to vote by proxy. If you do not expect to attend the Meeting in person, please sign and return the accompanying proxy in the enclosed postage prepaid envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you can do so at any time before the voting. See "General."

     This Notice of Annual Meeting and Proxy Statement (this "Notice") is furnished in connection with the solicitation of proxies by the Board of Directors of the Company from the holders of the Company's common stock, $.01 par value (the "Common Stock"), in connection with the Meeting and all postponements or adjournments thereof. This Notice, the accompanying proxy card and the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Form 10-K") are first being mailed to stockholders on or about April 17, 1998, for the purposes set forth above.

                                    GENERAL

     Only stockholders of record at the close of business on April 7, 1998 (the "Record Date") are entitled to receive notice of the Meeting and to vote the shares of Common Stock held by them on the Record Date at the Meeting or any postponements or adjournments thereof.

     If the accompanying proxy card is properly signed and returned to the Company and is not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote the shares of Common Stock represented thereby for the election as director of the Company of the nominee proposed by the Board of Directors, for the proposed amendment and restatement of the Option Plan and with regard to all other matters as may properly come before the Meeting, as recommended by the Board of Directors or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is voted by filing with the Secretary of the Company a revoking instruction or a duly executed proxy bearing a later date. The powers of the proxy holders will also be suspended if the person executing the proxy attends the Meeting and requests to vote in person. Attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy.

     The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the Record Date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice.

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding at the close of business on the Record Date will constitute a quorum. As of the Record Date, 3,253,324 shares of Common Stock were outstanding. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Meeting. Under Delaware law, properly executed proxies that are marked "abstain" or are held in "street name" by brokers that are not voted on one or more particular proposals (if otherwise voted on at least one proposal) will be counted for purposes of determining whether a quorum has been achieved at the Meeting. Abstentions will have the same effect as a vote against the proposal to which such abstention applies. Broker non-votes will be treated neither as a vote for nor as a vote against any of the proposals to which such broker non-votes apply. Proxy cards that are timely signed and returned with no other marking will be voted in accordance with the recommendation of the Board of Directors. Proxies and ballots will be received and tabulated by the transfer agent for the Common Stock. A list of stockholders of record as of the Record Date will be available at the Company's executive offices for 10 days prior to the Meeting and will also be available at the Meeting. Such list may be examined during ordinary business hours by any stockholder of record for any purpose germane to the Meeting.

                             ELECTION OF DIRECTORS

     The Board of Directors presently consists of five members, divided into three classes, with one class of directors elected each year for a three-year term. The term of the director in Class 3 expires in 1998. John Ward Rotter, who is currently serving as a director of the Company in Class 3, has been nominated by the Board of Directors for re-election to a term expiring in 2001.

     At the Meeting, stockholders will elect one director to Class 3. Proxies cannot be voted for more than one person. Under Delaware law, the one nominee who receives the most votes at the meeting will be elected as director. Unless authority to do so is specifically withheld, the persons named in the accompanying proxy will vote for the election of John Ward Rotter. See "Directors and Executive Officers" for information regarding John Ward Rotter and the other four directors whose terms of office extend beyond the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS A DIRECTOR OF JOHN WARD ROTTER.

                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

     The name, age and current position(s) of each director and executive officer of Point West are as follows:

NAME                                     Age              Positions and Offices with the Company
------------------------------------  ----------  -------------------------------------------------------

Bradley N. Rotter (1)                         42      Director and Chairman of the Board of Directors
Alan B. Perper                                39      Director and President
John Ward Rotter (1)                          40      Director, Executive Vice President and Chief
                                                      Financial Officer
Stephen T. Bow                                66      Director
Paul A. Volberding, M.D.                      48      Director

_______________
(1)  Bradley Rotter and John Ward Rotter are brothers.

    Bradley N. Rotter has served as a director and as Chairman of the Board of Directors since the Company's formation in September 1992. Mr. Rotter is the managing member of The Echelon Group of Companies, LLC ("New Echelon LLC"), a Delaware limited liability company which provides investment and financial services. See "Security Ownership of Certain Beneficial Owners and Management." He was the majority stockholder of The Echelon Group Inc. ("Echelon"), a financial service company which was merged into Point West in 1995, and served as a director and Chairman of the Board of Echelon from 1988 until the merger. From 1986 to 1988, he was a founding member of Rotter, Mawhorter & Gruye, Inc., a fixed income trading firm. Prior thereto, Mr. Rotter served in various positions with a number of financial services firms, including Merrill Lynch, E.F. Hutton and A.G. Becker. He received an M.B.A. from the University of Chicago.

    Alan B. Perper has served as a director and as President since the Company's formation. Mr. Perper is a member of New Echelon LLC and was a stockholder and director of Echelon and its Senior Vice President from 1991 until the merger. From 1990 to 1991, he was a founding partner in Steinberg & Perper, a partnership that traded in foreign currencies and stock index futures. Prior thereto, he was a corporate associate at the law firms of Jones, Day, Reavis & Pogue (from 1988 to 1990) and Isham, Lincoln & Beale (from 1985 to 1988). He received an M.B.A. from the University of Chicago and a J.D. from Duke University.

    John Ward Rotter has served as a director and as an executive officer since the Company's formation. He has served as Executive Vice President (since 1994) and Chief Financial Officer (since September 1995). Mr. Rotter is a member of New Echelon LLC, was a stockholder and director of Echelon and served as Echelon's President from 1988 until the merger. From 1987 to 1988, he was an Administrator Researcher at Rotter, Mawhorter & Gruye, Inc. Prior thereto, Mr. Rotter served as an officer in the United States Army (Corps of Engineers) after graduating from the United States Military Academy in 1979. He has a Professional Engineering license from the Commonwealth of Virginia.

    Stephen T. Bow has served as a director of the Company since March 1996. He has been the owner and president of Steve Bow & Associates, Inc., a business consulting firm, since January 1, 1997. He served as Chairman and Chief Executive Officer of Anthem Life Insurance Companies from October 1995 to December 1996 (served as President and Chief Executive Officer of Anthem from June 1993 to

December 1996) and Community National Assurance Company from October 1995 to December 1996. He also served as Executive Vice President and a director of Associated Insurance Companies, Inc. (from June 1993 to December 1996) and Chairman of Acordia of San Francisco, a subsidiary of Acordia, Inc., an insurance broker (October 1993 to August 1996). From 1993 to June 1994, Mr. Bow served as Chairman of the Board and Chief Executive Officer of Southeastern Group, Inc. and Southeastern United Corporation, each of which is a health insurance company. From 1989 to 1993, he was President and Chief Executive Officer of Blue Cross and Blue Shield of Kentucky (renamed Southeastern Mutual in 1990) and President and Chief Executive Officer of Delta Dental of Kentucky. Prior to 1989, Mr. Bow held a number of management positions with Metropolitan Life Insurance Company and its affiliated companies.

     Paul A. Volberding, M.D. has served as a director of the Company since March 1996. Dr. Volberding has been a professor or associate professor of medicine at the University of California, San Francisco since 1987 and the director of the Center for AIDS Research at that institution since 1988. He has also served as the chief of the Medical Oncology Division and the AIDS Program at San Francisco General Hospital for over ten years.

    The Board of Directors elects executive officers annually and such officers serve at the discretion of the Board of Directors.

BOARD OF DIRECTORS

 CLASSIFICATION OF BOARD

     The Board of Directors, which presently consists of five members, is divided into three classes (designated Class 1, Class 2 and Class 3) as nearly equal in number as possible. Currently, Class 1 consists of Bradley N. Rotter and Stephen T. Bow, Class 2 consists of Alan B. Perper and Paul A. Volberding and Class 3 consists of John Ward Rotter, who serve until the Company's annual stockholders' meetings to be held in 1999, 2000 and 1998, respectively. At each annual stockholders' meeting, directors nominated to the class of directors whose term is expiring at that annual meeting will be elected for a term of three years, and the remaining directors will continue in office until their respective terms expire. Accordingly, approximately one-third of the Company's directors is elected at each annual stockholders' meeting and generally a director will stand for election only once every three years.

 Committees

     The Board of Directors has an Audit Committee, currently comprised of Stephen T. Bow, John Ward Rotter and Paul A. Volberding, and a Compensation Committee, currently comprised of Stephen T. Bow and Paul A. Volberding. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit, review the results thereof with the Company's independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company, review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and review and approve (with the concurrence of a majority of the disinterested directors, if any, of the Company) transactions, if any, with affiliated parties. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all officers, review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, and administer the Option Plan. The Board of

Directors also has a Director Plan Committee, currently comprised of Bradley Rotter and Alan Perper, the sole function of which is to administer the Stock Option Plan for Non-Employee Directors (the "Director Plan"). The Board of Directors does not have a nominating committee.

 MEETINGS

     During 1997, six meetings of the Board of Directors were held, one meeting of the Audit Committee was held and three meetings of the Compensation Committee were held. The Director Plan Committee did not meet during 1997. During 1997, all directors attended 100%, in the aggregate, of the number of meetings of the Board of Directors and the committees of which they were members during their periods of service as directors and committee members.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3, 4 and 5 furnished to the Company by its directors and Executive Officers and by persons known to the Company to beneficially own 10% or more of the outstanding common stock, the Company notes that there were no deficiencies in Section 16 reports related to 1997 except as follows: New Echelon LLC reported on a Form 5 three transactions that should have been reported earlier on a Form 4 and each of Bradley Rotter, John Ward Rotter and Alan Perper reported on an amended Form 5 (that was filed late) three transactions by New Echelon LLC that should have been reported earlier on a Form 4.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     The Company pays each non-employee director an annual retainer of $15,000 and a fee of $750 for each board or committee meeting attended. All directors are reimbursed for expenses incurred to attend meetings of the Board of Directors or committees thereof.

     In addition, the Director Plan provides for the automatic grant of certain options to non-employee directors. Any person who becomes a non-employee director automatically receives at such time a non-qualified option to purchase 10,000 shares of Common Stock at an exercise price equal to fair market value on the date of grant (i.e. the date of becoming a director). Such options vest 33%, 33% and 34% at the first, second and third annual stockholders' meeting following the date of grant if the non-employee director serves as such through such meeting. The Director Plan also provides that at each annual stockholders' meeting, each non-employee director elected at or continuing his term after such meeting receives automatically a non-qualified option to purchase 5,000 shares of Common Stock at an exercise price equal to fair market value on the date of grant (i.e. the date of the stockholders' meeting). Such options vest 100% after the non-employee director has served as such until the next annual stockholders' meeting. All options vest immediately (to the extent they would have vested at the next annual stockholders' meeting) upon a Change of Control (as defined in the Director Plan). Each option expires after ten years or earlier upon certain events. During 1997, each of Mr. Bow and Dr. Volberding received on the date of the 1997 annual stockholders' meeting an option under the Director Plan to purchase 5,000 shares with an exercise price of $3.4375.

     If the stockholders approve the proposed amendment and restatement of the Option Plan, non-employee directors will also be eligible to receive discretionary option grants thereunder. See "Option Plan Amendment."

SUMMARY COMPENSATION TABLE

     The table below provides information relating to compensation for the years ended December 31, 1997, 1996 and 1995, for each of the Company's executive officers. The amounts shown below reflect all compensation which was earned in the respective year by the executive officers.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                              LONG-TERM
                                                                             Compensation
                                                                             ------------
                                           ANNUAL COMPENSATION                  AWARDS
                                           -------------------                  ------
                                                                                                    All Other
NAME AND                                                                 Securities Underlying     COMPENSATION
Principal Position           YEAR       SALARY ($)(1)     BONUS ($)        OPTIONS/SARS (#)          ($)(2)
--------------------------  ------     ---------------  -------------    ---------------------     ------------
Bradley N. Rotter              1997         165,000         17,500                 10,000              18,228
  Chairman of the Board        1996         115,000         17,250                     --              16,928
                               1995         115,000             --                     --               2,629

Alan B. Perper                 1997         165,000         17,500                 10,000              18,228
  President                    1996         115,000         17,250                     --              16,928
                               1995         115,000             --                     --              25,638

John W. Rotter                 1997         165,000         17,500                 10,000              18,228
  Executive Vice President     1996         115,000         17,250                     --              14,476
                               1995         115,000             --                     --              19,707

_______________
(1) Prior to October 1, 1995, all executive salaries were earned but were not paid until the Company's initial public offering in February 1996.
(2) Represents contributions to the Company's profit sharing plan related to compensation earned during the indicated year.

OPTIONS

  The Option Plan authorizes the granting of options to purchase shares of Common Stock to employees (including officers) and consultants of the Company and its subsidiaries. The Compensation Committee is authorized to grant options with such terms, including price, vesting, termination and other, as they deem appropriate.

  The following tables provide information relating to stock options granted to the executive officers during 1997 under the Option Plan and options held by the executive officers at the end of 1997. No executive officer exercised a stock option during 1997. No SARs have been granted to the executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                     -------------------------------------

                            INDIVIDUAL GRANTS (1)                                                    POTENTIAL
-----------------------------------------------------------------------------------                  REALIZABLE
                        NUMBER OF                                                              VALUE AT ASSUMED RATES
                        SECURITIES     PERCENT OF TOTAL                                           OF STOCK PRICE
                        UNDERLYING       OPTIONS/SARS                                             APPRECIATION FOR
                         OPTIONS/         GRANTED TO        EXERCISE                              OPTION TERMS (2)
                           SARS          EMPLOYEES IN         OR           EXPIRATION             ----------------
NAME                     GRANTED         FISCAL YEAR       BASE PRICE         DATE                 5% ($)   10% ($)
--------------------  --------------  -----------------   -------------  --------------            ------   -------

Bradley N. Rotter             10,000               12.3%         $3.438        11/17/07            21,621    54,793

Alan B. Perper                10,000               12.3%         $3.438        11/17/07            21,621    54,793

John Ward Rotter              10,000               12.3%         $3.438        11/17/07            21,621    54,793

_______________
(1) Options are incentive stock options. Options vest with respect to 20% of the shares covered thereby on each of the first through fifth anniversaries of the date of grant. Options will vest in full upon a Change of Control (as defined in the agreements evidencing the options).
(2) Based on a ten-year option term and annual compounding, the 5% and 10% calculations are set forth in compliance with Securities and Exchange Commission rules. The appreciation calculations are not necessarily indicative of future values of stock options or of the Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
              ----------------------------------------------------
                     AND FISCAL-YEAR END OPTION/SAR VALUES
                     -------------------------------------

                             NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                            UNDERLYING UNEXERCISED                IN-THE-MONEY
                            OPTIONS/SARS AT FISCAL            OPTIONS/SARS AT FISCAL
                                 YEAR END (#)                     YEAR-END  ($)
         NAME             EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE (1)
----------------------  ------------------------------  --------------------------------
Bradley N. Rotter               0 / 10,000                         0 / 3,120

Alan B. Perper                  0 / 10,000                         0 / 3,120

John Ward Rotter                0 / 10,000                         0 / 3,120

_______________
(1) Value is calculated by multiplying the number of shares of Common Stock underlying the stock option by the difference between the closing price of a share of Common Stock on December 31, 1997 as reported by The Nasdaq Stock MarketSM ($3.75) and the exercise price of the stock option.

PROFIT-SHARING PLAN

     The Company maintains a profit sharing plan (the "Plan") for its employees. Each employee who has been employed for at least one year becomes a participant in the Plan. The Plan provides for discretionary annual contributions by the Company for the account of each participant. In any year in which the Plan is "top-heavy" within the meaning of the Code, the Plan requires, consistent with the Code, that a minimum contribution be made for non-key employees. The contribution is allocated among participants based on their compensation under an allocation formula integrated with Social Security. Participants vest 20% in their Plan accounts after two years of service (excluding any service prior to 1993) and an additional 20% after each of the next four years of service. Upon termination following permanent disability or on retirement at or after age 65, all amounts credited to a participant's account are distributable, in a lump sum payment or in installments, as directed by the participant. Upon death, all amounts credited to a participant's account become fully vested and are distributed to the participant's surviving spouse or designated beneficiary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, the Compensation Committee was comprised of Mr. Bow and Dr. Volberding.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of two non-employee directors. This Committee's responsibilities include approving compensation for all officers, reviewing and recommending to the Board of Directors the terms and conditions of all employee benefit plans and changes thereto and administering the Option Plan.

     The Compensation Committee's goals are to assure that executive compensation is linked to the Company's business strategies, goals and performance, and that the Company's programs attract, retain and motivate the high quality executives required for the success of the business. These objectives are achieved through the programs summarized below.

     All three of the Company's executive officers received essentially the same compensation during 1997 because the Compensation Committee determined that the officers contributed different, but equally valuable, services to the Company.

 BASE SALARY

     The Compensation Committee increased the executive officer's base salaries for the first time since 1993. The Compensation Committee believed that such increase was warranted in light of current market conditions for employees, such as the executive officers, of specialty finance companies. The Compensation Committee obtained information from Jefferies & Company, Inc., the investment banking firm advising the Company with respect to the Company's strategic direction, regarding comparable compensation levels for executive officers of specialty finance companies. The Compensation Committee also believed that such increase was warranted in light of the successful efforts of the executive officers to obtain purchase agreements for a large number of the Company's life insurance policies. Base salaries for the executive officers will continue to be determined by evaluating the responsibilities of the respective position and comparing (informally) such salaries to those of other executive positions in the marketplace.

From time to time, the Compensation Committee may survey executive salaries of companies in the financial services industries for the purposes of such comparison.

 ANNUAL BONUSES

     The executive officers have an opportunity to earn annual bonuses based on financial and non-financial goals. There are no set preferences for any financial or non-financial performance measure, and the Compensation Committee's decision regarding the bonus is ultimately subjective. There is no requirement for an annual bonus. The Compensation Committee awarded each of the executive officers an annual bonus payout with respect to 1997 equal to approximately 10% of annual salary in 1997. The significant factors in the decision for the 1997 bonus were the successful consummation of the sale of a large number of the Company's life insurance policies and the initiation of two new businesses during 1997.

 STOCK OPTIONS

     The Compensation Committee has the authority to grant stock options to the executive officers under the Option Plan and to determine the terms of such options. The Compensation Committee believes that stock options can serve to focus the executive officers on long-term objectives, including maximization of stockholder value. The Compensation Committee's decision regarding stock option grants is ultimately subjective. There is no requirement for stock option grants. During 1997, the Compensation Committee granted each of the executive officers a stock option for 10,000 shares of Common Stock which will vest over a five-year period. The exercise price of the options is equal to the fair market value on the date of grant. The significant factors in the decision for the stock option grants were the successful consummation of the sale of a large number of the Company's life insurance policies and the initiation of two new businesses during 1997.

 PROFIT SHARING PLAN

     The Company's profit sharing plan also provides long term incentive for the executive officers and other employees. The Compensation Committee decides the Company's overall annual contribution percentage for all plan participants. In 1997, the Company made a contribution of 10% of the eligible compensation base. The contribution is allocated among participants based on their compensation under an allocation formula integrated with Social Security. See "Profit-Sharing Plan."

THE COMPENSATION COMMITTEE

Stephen T. Bow
Paul A. Volberding

PERFORMANCE GRAPH

     The following graph compares the yearly change in the Company's cumulative return on its Common Stock during 1997 and 1996 with that of the Nasdaq Financial Stock Index and the Nasdaq Stock Market Index. The comparison assumes $100 was invested on February 14, 1996 (the date of the Company's initial public offering) in Common Stock and in each of the foregoing indices and that dividends were reinvested.


Point West Capital Corporation
1998 Proxy
Performance Graph Data



Measurement Period                                 Point West             Nasdaq Financial             Nasdaq Stock
(Fiscal Year Covered)                         Capital Corporation            Stock Index               Market Index
For period ending 2/14/96                                        $100                      $100                        $100
For period ending 12/31/96                                        $20                      $126                        $119
For period ending 12/31/97                                        $29                      $193                        $146

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 31, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by: (a) each person owning of record or known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock;
(b) each director; (c) each executive officer and (d) all of the executive officers and directors of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective director, executive officer or stockholder, as the case may be, or has been derived from documents filed with the Securities and Exchange Commission. See "Directors and Executive Officers" and "Certain Relationships and Related Transactions."

                                                               NUMBER OF          PERCENT OF
NAME                                                           Shares (1)           Shares
--------------------------------------------------------      -----------         ----------
Bradley N. Rotter (2)...................................        1,080,178             33.2
John Ward Rotter (2) (3)................................          611,681             18.8
Alan B. Perper (2) (4)..................................          524,265             16.1
Perper/Raiche Revocable Trust...........................          317,665              9.8
Janet G. Raiche (4).....................................          317,665              9.8
Lodestone Capital Fund, LLC.............................          206,600              6.4
The Echelon Group of Companies, LLC (5).................          206,600              6.4
Lodestone Partners, LLC (5).............................          206,600              6.4
Michael Fitzsimmons (5).................................          206,600              6.4
Stephen T. Bow (6)......................................           11,666               *
Paul A. Volberding, M.D (6).............................           11,666               *
Heartland Advisors, Inc. (7)............................          600,000             18.4
Fleet Financial Group, Inc. (8).........................          225,000              6.9
All directors and executive officers as a group (9).....        1,826,256             55.6

___________________
* Less than 1%
(1) Beneficial ownership was determined in accordance with Rule 13d-3 under the Exchange Act.
(2) Includes 206,600 shares held by Lodestone Capital Fund, LLC ("Lodestone Capital"). See " New Echelon LLC."
(3) Includes 8,000 shares of Common Stock subject to a stock option granted to Mr. Rotter's wife and exercisable within 60 days of December 31, 1997. Mr. Rotter disclaims beneficial ownership of these shares.
(4) Includes 317,665 shares held by the Perper/Raiche Revocable Trust (the "Perper/Raiche Trust"). See " New Echelon LLC."
(5)  Represents shares held by Lodestone Capital. See " New Echelon LLC."
(6) Represents shares issuable within 60 days of December 31, 1997 pursuant to the exercise of stock options granted under the Director Plan.
(7) According to its most recently filed Schedule 13G, as of December 31, 1997, Heartland Advisors, Inc., a registered investment advisor, had sole voting and dispositive power over these shares, which are held in investment advisory accounts. The interests of one account, Heartland Small Cap Contrarian Fund, relates to more than 5% of the class. The address for Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.
(8) According to its most recently filed Schedule 13G, as of December 31, 1997, Fleet Financial Group, Inc. had sole voting and dispositive power over these shares. Its address is One Federal Street, Boston, Massachusetts 02110.
(9)  See footnotes (2), (3), (4) and (6) above.

NEW ECHELON LLC

     Lodestone Capital, Lodestone Partners, LLC ("Lodestone Partners"), New Echelon LLC, Bradley N. Rotter, John Ward Rotter, Alan B. Perper, the Perper/Raiche Trust and Janet G. Raiche file a Schedule 13D as a group. Lodestone Capital holds of record 206,600 shares of Common Stock. New Echelon LLC and Lodestone Partners are each members of Lodestone Capital. New Echelon LLC is also a member of Lodestone Partners. Lodestone Partners is managed by a board of managers composed of John Ward Rotter and Michael Fitzsimmons, who is the other a member of Lodestone Partners.

     Pursuant to the Lodestone Partners Operating Agreement between New Echelon LLC and Mr. Fitzsimmons, Mr. Fitzsimmons has sole investment power with respect to the investments of Lodestone Capital. The Operating Agreement is, however, silent on the subject of voting power with respect to securities held by Lodestone Capital. Therefore, through John Ward Rotter, New Echelon LLC may be deemed to share voting power with respect to securities held by Lodestone Capital and, thus, to be the beneficial owner of the shares of Common Stock held of record by Lodestone Capital. New Echelon LLC disclaims beneficial ownership of the shares of Common Stock held of record by Lodestone Capital, except to the extent of its equity interest in Lodestone Capital.

     Bradley N. Rotter, John Ward Rotter and Alan B. Perper constitute all of the members of New Echelon LLC and, as such, may be deemed to be the beneficial owners of the shares of Common Stock held of record by Lodestone Capital. Alan
B. Perper and John Ward Rotter disclaim beneficial ownership of the shares of Common Stock held of record by Lodestone Capital, except to the extent of their respective equity interests in New Echelon LLC and New Echelon LLC's respective equity interest in Lodestone Capital. Bradley N. Rotter acknowledges beneficial ownership of approximately 137,733 shares of Common Stock held of record by Lodestone Capital, which are attributable to the equity interest in Lodestone Capital of the Bradley N. Rotter Self-Employed Pension Plan and Trust, but otherwise disclaims beneficial ownership of the shares of Common Stock held of record by Lodestone Capital, except to the extent of his respective equity interest in New Echelon LLC and New Echelon LLC's respective equity interest in Lodestone Capital. Bradley N. Rotter is the record holder of 873,578 shares of Common Stock, and John Ward Rotter is the record holder of 397,081 shares of Common Stock.

     Lodestone Partners is the manager of Lodestone Capital and, as such, may be deemed to be the beneficial owner of the shares of Common Stock held of record by Lodestone Capital. Lodestone Partners, however, currently has only a nonparticipating (or "carried") interest in Lodestone Capital and, therefore, disclaims beneficial ownership of the shares of Common Stock held of record by Lodestone Capital.

     The Perper/Raiche Trust is the record holder of 317,665 shares of Common Stock. Alan B. Perper and Janet G. Raiche, as trustees of the Perper/Raiche Trust, may be deemed to be the beneficial owners of the shares of Common Stock held of record by the Perper/Raiche Trust, but each of them disclaims beneficial ownership of such shares, except to their respective beneficial interests under the Perper/Raiche Trust.

     The address for New Echelon LLC, Bradley N. Rotter, John Ward Rotter and Alan B. Perper is 1700 Montgomery Street, Suite 250, San Francisco, California 94111. The address for Lodestone Capital and Michael Fitzsimmons is 31 Davies Street, 5th floor, London WIY 1FN, England. The address for Lodestone Partners is 917 Tahoe Boulevard, Suite 204A, Incline Village, Nevada 89452. The address for the Perper/Raiche Trust and Janet G. Raiche is 17 Reed Ranch Road, Tiburon, California 94920.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ALLOCATION AND ACCRUAL OF EXPENSES

     New Echelon LLC, which is controlled by Bradley N. Rotter, Alan B. Perper and John Ward Rotter, shares office space and other expenses with the Company. In February 1996, the Company executed an agreement with New Echelon LLC which governs the allocation of certain shared expenses. The agreement provides that, so long as New Echelon LLC uses a portion of the space leased by the Company in San Francisco, New Echelon LLC will pay an amount equal to 35% of the amount of rent and required liability insurance premiums paid by the Company in connection with such space. New Echelon LLC's right to use the space will terminate on the earlier of (i) the date the agreement terminates, (ii) three days after New Echelon LLC notifies the Company that New Echelon LLC no longer desires to use any portion of the space, or (iii) three days after the Company notifies New Echelon LLC that New Echelon LLC may no longer use any portion of the space. The agreement also acknowledges that the Company currently employs, and may hereafter hire, individuals who regularly perform functions on behalf of both the Company and New Echelon LLC ("shared employees"). Pursuant to the agreement, New Echelon LLC
(i) pays directly to (or on behalf of) each shared employee a designated percentage of such shared employee's salary and any contributions to defined benefit plans, and (ii) reimburses the Company a specified percentage of the Company's costs of all other benefits paid to (or on behalf of) such shared employee. Such percentage is determined by reference to the percentage of time such shared employee devotes to each entity. Once a month, the Company and New Echelon LLC reassess the identity of shared employees. The provisions regarding shared employees will terminate on the date the agreement terminates, which will be the earlier of (i) April 1998, subject to one-year automatic extensions in the absence of 30 days' written notice of termination by the Company, or (ii) the date the lease for the shared office space terminates or expires. Under the agreement, each party is responsible for providing, at its sole cost and expense, all supplies it will need. During 1997, pursuant to this agreement, New Echelon LLC paid rent and insurance in the amount of $34,070 and paid $70,998 of compensation for shared employees.

INDEMNIFICATION

     As the Company has disclosed more fully in its Form 10-K, purported class action lawsuits under federal and California securities laws and naming the Company and its executive officers and directors as defendants are pending. In accordance with the Company's certificate of incorporation and Delaware law, the Company is paying expenses (including attorneys' fees) incurred by each executive officer and director in defending such cases in advance of the final disposition of such cases on the condition that each such individual shall repay the amounts advanced if it is ultimately determined that such individual is not entitled to be indemnified by the Company.

                             OPTION PLAN AMENDMENT

     In November 1997 the Board of Directors unanimously approved and adopted, subject to stockholder approval, amendments to and a restatement of the Option Plan (as amended and restated, the "Restated Plan") to (i) increase by 100,000 the maximum number of shares of Common Stock available for issuance, and (ii) permit grants of stock options to non-employee directors of the Company and its subsidiaries. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting is required for approval of the Restated Plan. The Restated Plan grants to the Compensation Committee greater flexibility to address compensation issues for directors and executive officers. The following summary describes the Option Plan (as currently in effect) and notes the provisions affected by the Restated Plan.

Option Plan

  DESCRIPTION OF PLAN

     The purpose of the Option Plan is to enable the Company and its subsidiaries to attract and retain officers and other employees and consultants and to provide them with appropriate incentives and rewards for superior performance. The Option Plan provides for the plan to be administered by a committee (the "Committee") comprised solely of non-employee directors (within the meaning of Rule 16b-3 under the Exchange Act ("Rule 16b-3")) or, at any time that such a committee cannot be created, by the entire Board. The Compensation Committee, which is currently comprised of two directors who are non-employee directors, currently acts as the Committee. The Option Plan affords the Committee the flexibility to respond to changes in competitive and legal environments, thereby protecting and enhancing the Company's current and future ability to attract and retain officers and other employees and consultants.

  The Option Plan authorizes the granting of options to purchase shares of Common Stock. All employees, including officers who are members of the Board of Directors, and consultants to the Company or its subsidiaries (or any person who has agreed to commence serving in such capacity) may be selected by the Committee to receive options under the Option Plan. At March 31, 1998, 13 individuals were eligible to receive options under the Option Plan. The Restated Plan also permits non-employee directors of the Company and its subsidiaries (and any person who has agreed to commence serving in such capacity) to receive options. The Restated Plan would increase by 3 (at March 31, 1998) the number of individuals eligible to receive options. Subject to adjustment as provided in the Option Plan, the number of shares of Common Stock that may be issued or transferred upon exercise of options granted under the Option Plan plus the number of shares of Common Stock covered by outstanding options granted under the Option Plan (the "Maximum Share Number") may not in the aggregate exceed 350,000. The Restated Plan increases the Maximum Share Number from 350,000 shares to 450,00 shares. Shares of Common Stock covered by an option which is canceled or terminated will again be available to be issued or to be the subject of a stock option granted under the Option Plan. The Maximum Share Number, the number of shares covered by outstanding options and the option prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, split-offs, spin-outs, split-ups, reorganizations, partial or complete liquidations, issuances of rights or warrants, and similar transactions or events. In the event of any such transaction or event, the Committee may in its discretion provide in substitution for any or all outstanding options under the Option Plan such alternative consideration (including options of the surviving entity) as it may in good faith determine to be equitable in the circumstances and may require the surrender of all options so replaced. Shares of Common Stock issued upon exercise of options granted under the Option Plan may be authorized but unissued shares or shares held in treasury. The Company may repurchase shares of Common Stock in the open market or otherwise in connection with the issuance or transfer of shares pursuant to the Option Plan.

  Options granted under the Option Plan may be options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (the "Code") or options that are not intended to so qualify. No "incentive stock option" can be granted under the Option Plan after February 2006 (November 2007 under the Restated Plan). The Committee may grant options that entitle the optionee to purchase shares of Common Stock at a price less than, equal to or greater than market value on the date of grant; provided that the exercise price of any incentive stock option is at least equal to market value of the Common Stock on the date of grant. The closing price of the Common Stock on March 31, 1998, as reported by The Nasdaq Stock MarketSM was $4.406. The Committee may also grant "re-load" options which provide that additional stock options will automatically be granted to an optionee upon the exercise of previously granted stock options. The option price is payable at the time of exercise (i) in cash or cash equivalent, (ii) by the transfer to the Company of shares of Common Stock that are already owned by the optionee and have a value at the time of exercise equal to the option price, (iii) with any other legal consideration the Committee may deem appropriate or (iv) by any combination of the foregoing methods of payment. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates. Fractional shares will not be issued in connection with the exercise of a stock option, and cash in lieu thereof will be paid by the Company.

  No option may be exercised more than ten years from the date of grant. Each grant must specify the number of shares of Common Stock subject to the option and the conditions, including as and to the extent determined by the Committee, the period of continuous employment or continuous engagement of consulting services by the Company or any subsidiary, or the achievement of Management Objectives (as described below) that are necessary before the options will become exercisable, and may provide for the earlier exercise of the options, including, without limitation, in the event of a change in control of the Company or other similar transaction or event. The Restated Plan states that references to employment are deemed to include service as a non-employee director. Successive grants may be made to the same optionee regardless of whether options previously granted to him or her remain unexercised. The Committee determines whether options may be transferred.

  Management Objectives means the achievement of performance objectives established pursuant to the Option Plan, which may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual optionee or the subsidiary, department or function within the Company or a subsidiary in which the optionee is employed. The Committee may adjust Management Objectives and related minimum acceptable levels of achievement if events or transactions have occurred after the date an option was granted that are unrelated to the performance of the optionee and result in distortion of the Management Objectives or the related minimum levels.

  In connection with its administration of the Option Plan, the Committee is authorized to interpret the Option Plan and related agreements and other documents. The Committee may provide for special terms for options to participants who either are foreign nationals or are employed by or provide consulting services to the Company or any of its subsidiaries outside of the U.S., as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may with the concurrence of the affected optionee cancel any agreement evidencing an option granted under the Option Plan. In the event of any such cancellation, the Committee may authorize the granting of a new option under the Option Plan (which may or may not cover the same number of shares that had been the subject of the prior option) in such manner, at such price and subject to such other terms and conditions as would have been applicable under the Option Plan had the canceled award not been granted.

  The Option Plan may be amended from time to time by the Board of Directors, but without further approval by the stockholders of the Company no such amendment (unless expressly allowed pursuant to the adjustment provisions described above) may increase the Maximum Share Number.

 BENEFITS

     The types of options which may be granted in the future are subject to the discretion of the Committee and, therefore, cannot be determined. Each executive officer received an option for 10,000 shares under the Option Plan during 1997 (see "Executive Compensation Options") with an exercise price equal to the fair market value at the date of grant. Other current employees have received under the

Option Plan stock options for 198,000 shares of Common Stock, each of which had an exercise price equal to the fair market value at the date of grant thereof, and none of which have been exercised. Non-employee directors are not eligible to receive options under the Option Plan, but may receive options in the future if the Restated Plan is approved by stockholders.

 FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Option Plan based on federal income tax laws in effect on January 1, 1998. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     Tax Consequences to Optionees

  Non-qualified Options. In general: (i) no income will be recognized by an optionee at the time a non-qualified option is granted; (ii) at the time of exercise of a non-qualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as a capital gain (or loss).

  Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the exercise of the option, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

  If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in the sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as a capital gain (or loss).

     Tax Consequences to the Company

  To the extent that a participant recognizes ordinary income in the circumstance described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND AND RESTATE THE OPTION PLAN.

                            INDEPENDENT ACCOUNTANTS

     The Company has appointed KPMG Peat Marwick LLP ("Peat Marwick") as the Company's independent accountants for the fiscal year ending December 31, 1998. Peat Marwick has served as the

Company's independent accountants since 1995. Representatives of Peat Marwick are expected to be present at the Meeting to respond to appropriate questions and to make such statements as they desire.



                                 OTHER MATTERS

     As of the date of this Notice, the Company knows of no business that will be presented for consideration at the Meeting other than the election of a director and the proposed amendment and restatement of the Option Plan referred to above. Proxies will be voted in respect of any other matters as may properly come before the Meeting in accordance with the recommendation of the Board of Directors or, if no such recommendation is given, in the discretion of the person or persons voting the proxies.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the Company's 1999 annual meeting of stockholders (the "1999 Meeting") must be received by the Secretary of the Company by December 18, 1998, to be included in the Company's proxy, notice of meeting and proxy statement relating to the 1999 Meeting.

     Any stockholder wishing to submit a proposal at the 1999 Meeting must also comply with certain provisions of the Certificate of Incorporation and the Company's Amended and Restated By-Laws (collectively, the "Charter Documents"). The Charter Document require written notice of any such proposal (and certain other information) to be delivered to the Secretary of the Company generally not later than 60 days in advance of the date of the meeting. The Company will provide (without charge) a copy of the Charter Documents to any holder of record of Common Stock. Requests for copies should be directed to: Secretary, Point West Capital Corporation, 1700 Montgomery Street, Suite 250, San Francisco, California 94111.



                                         By order of the Board of Directors,

                                         /s/ John Ward Rotter
                                         --------------------------------
                                             John Ward Rotter
                                             Secretary

April 17, 1998

                         POINT WEST CAPITAL CORPORATION

                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN

                         POINT WEST CAPITAL CORPORATION

                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN


                               Table of Contents
                               -----------------


1.     Purpose......................................  1

2.     Definitions..................................  1

3.     Shares Available under the Plan..............  2

4.     Options......................................  3

5.     Transferability Restrictions.................  4

6.     Adjustments..................................  4

7.     Fractional Shares............................  5

8.     Withholding Taxes............................  5

9.     Certain Terminations of Employment, Hardship
       and Approved Leaves of Absence...............  6

10.    Foreign Optionees............................  6

11.    Administration of the Plan...................  6

12.    Amendments and Other Matters.................  7

13.    Limitation on Grants of Tax-Qualified Options  8


                         POINT WEST CAPITAL CORPORATION

                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN

          1. PURPOSE. The purpose of this Plan is to attract and retain directors and officers and other employees of and consultants to Point West Capital Corporation (the "Corporation") and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

          2.   DEFINITIONS. (a) As used in this Plan,

          "BOARD" means the Board of Directors of the Corporation.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITTEE" means the committee or the Board, as the case may be, administering the Plan pursuant to the provisions of Section 11(a).

          "COMMON SHARES" means (i) shares of Common Stock, $.01 par value, of the Corporation and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 6.

          "DATE OF GRANT" means the date specified by the Committee on which a grant of an Option shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          "INCENTIVE STOCK OPTION" means an Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

          "MANAGEMENT OBJECTIVES" means the achievement of a performance objective or objectives established pursuant to this Plan, which may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Optionee or the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Optionee is employed. The Committee may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Date of Grant that are unrelated to the performance of the Optionee and result in distortion of the Management Objectives or the related minimum acceptable level of achievement.

          "MARKET VALUE PER SHARE" means the fair market value of the Common Shares as determined by the Committee from time to time.

          "NONQUALIFIED OPTION" means an Option that is not intended to qualify as a Tax-qualified Option.

          "OPTION" means the right to purchase Common Shares from the Corporation upon the exercise of a Nonqualified Option or a Tax-qualified Option granted pursuant to Section 4.

          "OPTIONEE" means a person who is selected by the Committee to receive an Option under this Plan and who (i) is at that time a director (including but not limited to a director who is not also an officer or employee of, or a consultant to, the Corporation or any Subsidiary) of the Corporation or any Subsidiary or an officer (including but not limited to an officer who is also a member of the Board) or other employee of, or a consultant to, the Corporation or any Subsidiary or (ii) has agreed to commence serving in any such capacity.

          "PLAN" means the Point West Capital Corporation Amended and Restated 1995 Stock Option Plan, as the same may be amended from time to time.

          "OPTION PRICE" means the purchase price payable upon the exercise of an Option.

          "RELOAD OPTION" means an additional Option automatically granted to an Optionee upon the exercise of Options pursuant to Section 4(e).

          "RULE 16B-3" means Rule 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor rule to the same effect.

          "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, for purposes
                                                --------  -------
of determining whether any person may be an Optionee for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Corporation directly or indirectly owns or controls more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.

          "TAX-QUALIFIED OPTION" means an Option that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.

          (b) As used in this Plan, the terms "employed" and "employment" shall be deemed to refer to service as a nonemployee director or as a consultant, as well as to a traditional employment relationship, as the case may be.

          3. SHARES AVAILABLE UNDER THE PLAN. (a) Subject to Section 6, the number of Common Shares issued or transferred upon exercise of Options, plus the number of Common Shares covered by outstanding Options, shall not in the aggregate exceed 450,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. In connection with the issuance or transfer of Common Shares pursuant to the Plan, the Corporation may repurchase Common Shares in the open market or otherwise.

     (b) For purposes of this Section 3, any Common Shares subject to an Option that has been cancelled or terminated prior to exercise shall again be available for the grant of Options to the extent of such cancellation or termination.

          4. OPTIONS. The Committee may from time to time authorize grants of Options to Optionees upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) Each grant shall specify the number of Common Shares to which the Option pertains.

          (b) Each grant shall specify an Option Price per Common Share, which may be less than, equal to or greater than the Market Value per Share on the Date of Grant; provided, however, that (i) the Option Price per share
                        --------  -------
     of an Incentive Stock Option shall be equal to or greater than the Market Value per Share on the Date of Grant and (ii) the Option Price per Common Share shall be at least equal to the per share stated par value of the Common Shares.

          (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalents acceptable to the Corporation, (ii) Common Shares which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

          (d) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on the date of exercise of the Option of some or all of the Common Shares to which the exercise relates.

          (e) On or after the Date of Grant of any Option, the Committee may provide for the automatic grant to the Optionee of Reload Options upon the exercise of Options including Reload Options for Common Shares or any other noncash consideration authorized under Section 4(c).

          (f) Successive grants may be made to the same Optionee regardless of whether any Options previously granted to the Optionee remain unexercised.

          (g) Each grant shall specify the conditions, including as and to the extent determined by the Committee the period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary, or the achievement of Management Objectives, that are necessary before the Option or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Option, including, without limitation, in the event of a change in control of the Corporation or other similar transaction or event.

          (h) Options granted pursuant to this Plan may be Nonqualified Options or Tax-qualified Options or combinations thereof.

          (i) No Option granted pursuant to this Plan may be exercised more than 10 years from its Date of Grant.

          (j) Each grant shall be evidenced by an agreement, which shall (i) be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee, (ii) contain such terms and provisions as the Committee may determine consistent with this Plan, and (iii) specify the manner in which the Options granted thereunder may be transferred and the persons entitled to exercise such Options. Any such agreement may provide that the Option evidenced thereby shall not be transferable except by will or the laws of descent and distribution.

          5. TRANSFERABILITY RESTRICTIONS. Any grant of Options under this Plan may provide that all or any part of the Common Shares that are to be issued by the Corporation upon the exercise thereof shall be subject to further restrictions upon transfer.

          6. ADJUSTMENTS. The Committee may make or provide for such adjustments in the number of Common Shares covered by outstanding Options, the Option Prices per Common Share applicable to any such Options, and the kind of shares (including shares of another issuer) covered thereby, as the Committee may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any Option that the holder of the Option may elect to receive an equivalent Option in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent Option. The Committee may also make or provide for such adjustments in the maximum number of Common Shares specified in Section 3(a) as the Committee may in good faith determine to be appropriate in order to reflect any transaction or event described in this
Section 6.

          7. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

          8. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made by an Optionee or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment that the Optionee or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. The Corporation and any Optionee or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

          9. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of an Optionee who holds an Option that is not immediately and fully exercisable, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including but not limited to waiving or modifying any limitation or requirement with respect to any Option under this Plan.

          10. FOREIGN OPTIONEES. In order to facilitate the granting of any Option, the Committee may provide for such special terms for Options granted to Optionees who are foreign nationals, or who are employed by the Corporation or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan; no such supplements, amendments, restatements or alternative versions shall include provisions that are inconsistent with the terms of this Plan as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Corporation.

          11.  ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered
(i) by a committee of the Board that is comprised solely of two or more Non-Employee Directors (as that term is defined in Rule 16b-3) or (ii) at any time that such a committee does not exist and cannot be created, by the entire Board (in which case, all references in this Plan to the Committee shall refer to the Board).

          (b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Options, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

          12. AMENDMENTS AND OTHER MATTERS. (a) This Plan may be amended from time to time by the Committee; provided, however, that except as provided in
                               --------  -------
Section 6, no such amendment shall increase the number of Common Shares specified in Section 3(a).

          (b) With the concurrence of the affected Optionee, the Committee may cancel any agreement evidencing Options granted under this Plan. In the event of any such cancellation, the Committee may authorize the granting of new Options hereunder, which may or may not cover the same number of Common Shares as had been covered by the cancelled Option, at such Option Price, in such manner and subject to such other terms, conditions and discretion as would have been permitted under this Plan had the cancelled Option not been granted.

          (c) The Committee may require any Optionee, as a condition to receiving an Option, to give written assurances in form and substance satisfactory to the Corporation and its counsel to the effect that such person is acquiring the Common Shares subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same and to such other effects as the Corporation and its counsel deem necessary or appropriate in order to comply with federal and applicable state securities laws.

          (d) Each grant of Options shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Common Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares thereunder, such grant of Options may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to such counsel. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification.

          (e) This Plan shall not confer upon any Optionee any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Optionee's employment or other service at any time.

          (f) To the extent that any provision of this Plan would prevent any Option that was intended to qualify as a Tax-qualified Option from so qualifying, any such provision shall be null and void with respect to any such Option; provided, however, that any
        --------  -------
such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

          (g) No Optionee shall have any rights as a stockholder with respect to Common Shares subject to an Option until a certificate or certificates representing such Common Shares has been issued.

          13. LIMITATION ON GRANTS OF TAX-QUALIFIED OPTIONS. No further Tax-qualified Options shall be granted under this Plan after the later of (a) 10 years from the date on which this Plan is first approved by the Board or (b) 10 years from the date on which an amendment to this Plan that increases the maximum number of Common Shares specified in Section 3(a) is approved by the Board.

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        POINT WEST CAPITAL CORPORATION
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 11, 1998

   The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 1997 of POINT WEST CAPITAL CORPORATION (the "Company") and hereby appoints Bradley N. Rotter, Alan B. Perper and John Ward Rotter, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote all shares of common stock of the Company held of record by the undersigned at the close of business on April 7, 1998, at the annual meeting of stockholders of the Company to be held at 8:00 a.m. on May 11, 1998, and at any adjournment thereof, as follows:


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

If this proxy is properly executed, the shares represented hereby will be voted in the manner directed and, in the absence of direction as to the manner of voting, will be voted FOR the election as director of the nominee listed, and FOR the proposal to amend and restate the Company's 1995 Stock Option Plan, all as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement.

Please mark
 your votes   [X]
  as this


1. ELECTION OF DIRECTORS:
 AUTHORITY TO     WITHHOLD
   VOTE FOR      authority
   nominee        vote for
   listed         nominee
                  listed.

    [_]             [_]


NOMINEE:  JOHN WARD ROTTER


2.  Proposal to amend and        FOR       AGAINST     ABSTAIN
restate the Company's 1995
Stock Option Plan.               [_]        [_]         [_]



3.  As recommended by the Board of
Directors, or if no such recommendation
is given in their discretion, to vote
upon such other business as may properly come before said meeting or any adjournment thereof.

I plan to attend
 the meeting

   [_]


STOCKHOLDERS ARE URGED TO
MARK, DATE, SIGN AND
RETURN THIS PROXY PROMPTLY
IN THE  ENVELOPE  PROVIDED,
WHICH REQUIRES NO POSTAGE
IF MAILED IN THE UNITED STATES.



SIGNATURE(s)                                          DATE:
            ---------------------------------------        ---------------------

Please date this proxy and sign exactly as name(s) appears above and return signed proxy in enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.